                                                                 Exhibit 10.30



December 16, 1999


Robert Cizik
Cizik LLC
Texas Commerce Tower
600 Travis, Suite 3628
Houston, Texas  77002


Dear Bob:

This letter agreement (the "Agreement") outlines the terms relating to Koppers Industries, Inc.'s ("Koppers" or the "Company") retention of you in your capacity as Senior Advisor to the Company.

Title:            Senior Advisor (Commencing January 1, 1999).

Scope of
Retention:        The Company hereby retains you to advise the Company"s Board of Directors and its management with respect to, and to provide leadership and oversight in connection with, the establishment and execution of strategic and tactical business plans, operating and management policies, and acquisition strategies and opportunities to help position the Company for the future and to provide any other advice, service and consultations as you and the Company may mutually agree upon from time to time, subject to your reasonable and convenient availability.

Compensation:     (a) Monthly compensation for your activities as Senior Advisor for the Company shall be at the rate of $12,500 per month beginning January 1, 1999 and lasting for the period you also continue to serve as Non-Executive Chairman of the Board of Directors.

Term: This Agreement shall be effective as of January 1, 1999 and shall continue for the period in which you continue to serve as Non-Executive Chairman of the Board of Directors of the Company. This Agreement shall automatically terminate effective upon the date you no longer serve as Non-Executive Chairman of the Board of Directors of the Company.

Expense
Reimbursement:    You will receive reimbursement of all reasonable out-of-pocket expenses including (a) reimbursement of first class travel expenses and (b)

                                                                 Exhibit 10.30



                  reimbursement of overnight stays in New York City at the applicable rate for a suite at the Carlisle Hotel in Manhattan (currently $550 per night).

Termination:      In the event of the termination of this Agreement, you will be entitled to a $75,000 lump sum payment for consulting services provided to the Company for a six month period. At the end of said six-month period, your services on behalf of the Company shall terminate and no other compensation shall be due or payable.

Confidentiality:  You agree to maintain all information related to the Company in confidence and not to divulge any confidential information to any third party without the prior consent of the Company.

Indemnification:  The Company will indemnify you for any actions taken by you in accordance with the indemnification provisions of the Company's Bylaws and as permitted by the applicable Pennsylvania business corporation laws.

Should the above meet with your approval, please be kind enough to sign and return a copy of this letter to me.

Sincerely,



 /s/ Walter W. Turner
---------------------
Walter W. Turner
Chief Executive Officer


Accepted & Agreed to:



 /s/ Robert Cizik
-----------------
Robert Cizik

                                                                 Exhibit 10.30



December 16, 1999


Robert Cizik
Cizik Interests
Texas Commerce Tower
600 Travis, Suite 3628
Houston, Texas  77002


Dear Bob:

This letter agreement (the "Agreement") outlines the terms relating to your involvement with Koppers Industries, Inc. ("Koppers" or the "Company") as a member of the Board of Directors and Non-Executive Chairman of the Board of Directors.

Title:            Member of the Board of Directors (Commencing January 1, 1999).
                  Non-Executive Chairman of the Board of Directors (Commencing July 1, 1999).

Scope of
Retention:        The Company hereby retains you to serve as a Member of the
                  Board of Directors and Non-Executive Chairman of the Board of Directors of the Company and to perform the following services in connection therewith:

                  (a) advise the Company"s Board of Directors and its management with respect to, and to provide leadership and oversight in connection with, the establishment and execution of strategic and tactical business plans, operating and management policies, and acquisition strategies and opportunities to help position the Company for the future.

                  (b) provide any other advice, service and consultations as you and the Company may mutually agree upon from time to time, subject to your reasonable and convenient availability.

Compensation:     (a)  Applicable director fee per annum.

                  (b) 35,294 shares purchased at $17.00 per share, under a 5-year vesting schedule, financed by a 10-year note.

                                                                 Exhibit 10.30


Term: This Agreement shall be effective as of January 1, 1999 and shall continue, as applicable, for the period in which you continue to serve as a member of the Board of Directors and as Non-Executive Chairman of the Board of Directors of the Company. This Agreement shall automatically terminate effective upon the date you no longer serve as a member of the Board of Directors or as Non-Executive Chairman of the Board of Directors of the Company.

Investment:       You will have the option to make an initial investment of
                  $340,000 to purchase 20,000 shares of Koppers" common stock at $17.00 per share.

Expense
Reimbursement:    Reimbursement of all reasonable out-of-pocket expenses
                  including (a) reimbursement of first class travel expenses and
                  (b) reimbursement of overnight stays in New York City at the applicable rate for a suite at the Carlisle Hotel in Manhattan
                  (currently $550 per night).

Confidentiality:  You agree to maintain all information related to the Company in confidence and not to divulge any confidential information to any third party without the prior consent of the Company.

Indemnification:  The Company will indemnify you for any actions taken by you in accordance with the indemnification provisions of the Company's Bylaws and as permitted by the applicable Pennsylvania business corporation laws.

Should the above meet with your approval, please be kind enough to sign and return a copy of this letter to me.

Sincerely,



 /s/ Walter W. Turner
------------------------
Walter W. Turner
Chief Executive Officer


Accepted & Agreed to:


 /s/ Robert Cizik
-----------------
Robert Cizik

                                                                 Exhibit 10.30



                                PROMISSORY NOTE
                                ---------------

$600,000                                           October 15, 1999

FOR VALUE RECEIVED, the undersigned, ROBERT CIZIK ("Borrower"), HEREBY PROMISES TO PAY to the order of KOPPERS INDUSTRIES, INC., a Pennsylvania corporation ("Lender"), the principal sum of SIX HUNDRED THOUSAND DOLLARS ($600,000) (the "Principal Amount") upon the terms and conditions contained herein.

1. Maturity Date.  The entire unpaid Principal Amount (together with
   --------------
any accrued but unpaid interest thereon) under this Note shall be due and
payable upon the first to occur of (a) August     , 2009 or (b) the date that
                                              ----
Borrower sells, transfers or otherwise disposes of the beneficial ownership of the shares of common stock of the Lender (the AShares@) purchased with the proceeds of this Note (the AMaturity Date@).

2.  Interest Rate.  No interest will accrue on the unpaid Principal Amount of
    --------------
this Note from the date upon which the Borrower receives such Principal Amount until such Principal Amount is paid in full, provided that the Borrower remains as the Non-Executive Chairman of the Lender. In the event that Borrower relinquishes the role of Non-Executive Chairman of the Lender, Borrower, in his discretion, may elect to repay this Note in either of the following manners:

(a) Borrower may repay the outstanding Principal Amount in its entirety at that time;

     or

(b) Borrower may repay the outstanding Principal Amount on or before the Maturity Date with interest beginning to accrue on the date Borrower relinquishes the role of Non-Executive Chairman of Lender, at the applicable federal rate published in accordance with Section 1274 of the Internal Revenue Code of 1986, as amended.

3.  Limited Recourse.  Borrower shall be personally liable for payment of thirty
    -----------------
percent (30%) of the Principal Amount and any interest thereon (the ARecourse Amount@). Borrower shall not be personally liable for payment of the remaining seventy percent (70%) of the Principal Amount (the ANonrecourse Amount@). In the event of a failure by Borrower to pay any portion of the Nonrecourse Amount, Lender will look solely to the Shares given to secure payment of this Note. The foregoing limitation of liability shall not impair or otherwise affect the validity or enforceability of (a) the debt evidenced by the Note or (b) Lender's liens, security interests, rights and remedies with respect to the Shares.

4.  Manner and Place of Payments.  All amounts due and payable by the Borrower
    -----------------------------
to the Lender under this Note shall be paid in lawful money of the United States of America at 436 Seventh Avenue, Pittsburgh, Pennsylvania, 15219, or at such other place as the Lender may from time to time designate in writing.

5.  Prepayment.  The Borrower may, at any time prior to the Maturity Date,
    -----------
prepay all or any part of the Principal Amount without penalty.

6.  Waivers.  The Borrower and all parties becoming a party to this Note, or any
    --------
endorser or guarantor of this Note, expressly waive demand, presentment for payment, protest, and notice of dishonor.

                                                                   Exhibit 10.30


7.  Successors and Assigns; Amendment.  The provisions of this Note shall bind
    ---------------------------------
Borrower and his successors and assigns and inure to the benefit of Lender and its successors and assigns. This Note may not be changed, amended, modified or discharged orally, but only by an instrument signed by Borrower and Lender.

8.  Notices.  All notices required or permitted by this Note shall be in writing
    --------
and shall be deemed to have been duly given when delivered against receipt, or deposited in the United States mails, registered mail, postage prepaid, return receipt requested, addressed to the Borrower at his address as it appears on the records of the Lender and addressed to the Lender at its principal place of business. Either party may change the address to which notices are to be sent by giving notice of such change of address in conformity with the foregoing provision.

9.  Rights and Remedies; Non-Waiver.  Each right, power and remedy of the Lender
    --------------------------------
under this Note or under applicable law shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. No failure or delay by the Lender to insist upon the strict performance of any one or more provisions of this Note, or to exercise any right, power or remedy consequent upon a breach of or default under this Note shall constitute a waiver of performance or preclude the Lender from exercising any such right, power or remedy.

10.  Governing Law.  This Note shall be governed, construed and enforced in
     --------------
strict accordance with the laws of the Commonwealth of Pennsylvania without regard to any conflicts of laws principles which would cause the substantive law of another jurisdiction to apply. Borrower hereby consents to the jurisdiction of the courts of the Commonwealth of Pennsylvania and agrees that venue shall be proper in any county within the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year first written above.

  WITNESS:                                                BORROWER:


                                                           /s/ Robert Cizik
                                                          -----------------
                                                          ROBERT CIZIK